EXHIBIT 5.1

Jaime A. Arias C.
Ricardo Alberto Arias
Carlos L. Lopez T.
Tomas H. Herrera D.
Alfonso Arias
Diego A. De La Guardia
Didimo M. Rios
Ramon R. Arias P.
Ines Maria F. De Lara
Diego Herrera D.
Mario Lewis M.
Rebeca Herrera D.
Cristina M. Lewis
Peter Chatlani
Eric I. Rios A.
Cristina E. Thater H.
Selva Del C. Quintero M.
Franklin Jimenez R.
Alfonso Rosas
Manuel Hoo
Delia L. Palma P.
Ileana M. Cespedes V.
Linda J. Castillo R.
Vanessa Noriega C.
Leslie Marín
Edgar Herrera
Of Counsel
MARIO J. GALINDO H.
BORIS H. CHANIS G.
Affiliated Offices:
SAAM INVESTMENTS
Phone (507) 303-0460
Fax: (507) 303-0466
www.saaminvestments.com
E-mail: asaiz@saaminvestments.com
Fiduciaries:
REGAL TRUST (BVI) LTD.
P.O. Box 659
International Trust Building
Road Town, Tortola
British Virgin Islands
Phone: 1-284-494-3215
Fax : 1-284-494-3216
E-mail: rpinzon@gala.com.pa
GALA MANAGEMENT SERVICES, INC.
P.O. Box 0816-03431
Panama 5, Rep. Of Panama
Phone: (507)264-4193
Fax: (507)269-0324
E-Mail: Rpinzon@Gala.Com.Pa
Subsidiaries:
GALA SERVICES (BVI) LTD.
P.O. Box 659
International Trust Building
Road Town, Tortola
British Virgin Islands
Phone: 1-284-494-3215
Fax: 1-284-494-3216
E-mail: bgalindo@gala.com.pa
Beatriz V. Galindo S.
Salomon J. Behar
GALA SERVICES (URUGUAY),S.A.
Zabala 1276
P. O. Box, 11.000
Montevideo, Uruguay
Phone: (598) 94-43-2524
E-mail: alejandroa@gala.com.pa
May 13, 2008
Copa Holdings, S.A.
Boulevard Costa del Este
Business Park Complex,
North Tower, 4th Floor
Costa del Este
Panama City, Republic of Panama

Re:	Legal Opinion regarding the validity of the shares issued by Copa Holdings, S.A.
Ladies and Gentlemen:
     We act as Panamanian counsel for Copa Holdings, S.A. (the “Company”), a corporation duly organized and existing under the laws of Panama, in connection with the offer and proposed sale of the Company’s Class A Common Stock, without par value, of which 3,977,300 shares will be sold by Continental Airlines, in accordance with the Underwriting Agreement to be entered into among the Company, the Selling Shareholder and a group of underwriters represented by Morgan Stanley & Co. Incorporated (the “Representative”). An additional 397,700 shares may be sold by Continental Airlines in connection with the over-allotment option, as contemplated by the Company’s Registration Statement on Form F-3 (No.333-___), filed with the SEC on May 13, 2008 (as amended, the “Registration Statement”). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Underwriting Agreement.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Prospectus, the Articles of Incorporation, the power of attorney and other such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion. We have relied on said documentation provided by the Company to issue this legal opinion. We have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies or facsimiles.
     Based upon the foregoing, we are of the opinion that the Company’s Class A shares are duly and validly authorized, legally issued, fully paid and non-assessable.
     We are qualified to practice law in the Republic of Panama and accordingly, express no legal opinion herein based upon any other laws other than the laws of Panama.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the captions “Validity of Securities” and “Enforcement of Civil Liabilities” in the Prospectus constituting a part of the Registration Statement.

Yours Very Truly,

GALINDO, ARIAS & LOPEZ

/s/ Cristina Lewis

Cristina Lewis